Exhibit (c)(2)

Jagged Peak

BOARD PRESENTATION

OCTOBER 8, 2015

PRESENTED BY

C. BRETT COOPER, CPA•ABV, ASA-BV/IA, BVAL, CR.FA

VALUATION & LITIGATION SOLUTIONS

Economic Highlights

●	Real GDP growth accelerated in the quarter to an annual rate of 3.9%, up from 0.6% in the previous quarter.

●	Oil prices declined again during the quarter, with WTI crude hitting a low of $38 per barrel in August.

●	The U.S. dollar index increased by 4.4% in the 3rd quarter and 15.4% over the same period last year.

●	In September the Federal Reserve left its target federal funds rate unchanged at 0.25%.

●	Interest rates remained fairly stable during the quarter with the 10-year U.S. treasury trading in the low 2% yield range and the 30-year U.S. treasury yielding just below the 3% mark.

●	Inflation at both the consumer and producer levels were subdued for the quarter, primarily from lower energy costs and a strong dollar.

●	The housing market continued to pick up momentum as the Case Shiller index of home prices rose 5.0% over the same period last year.

●	The employment picture improved again in the quarter with the unemployment rate hitting 5.1% and the Federal Reserve hinting at building wage pressures.

●	Global equity markets experienced moderate turbulence during the quarter, with the S&P 500 declining 6.9%.

Economic Outlook

The U.S. Federal Open Market Committee is projecting real GDP growth to pick up in 2016 to an annual rate of 2.40% and then slow to 2.00% by 2018. They also expect growth in Personal Consumption Expenditures (PCE) to accelerate in 2016 to 1.65% and then to 2.00% by 2018. Their forecast for the unemployment rate is a decline to 4.80% in 2016 followed by a slight increase to 4.85% in 2018.

FOMC Summary of Economic Projections
Year	Real GDP	PCE	Unemployment
2015	2.15%	0.40%	5.05%
2016	2.40%	1.65%	4.80%
2017	2.20%	1.90%	4.80%
2018	2.00%	2.00%	4.85%

Jagged Peak, Inc.
August 21, 2015
Comparison With Industry Ratios

	8/21/2015		12/26/2014		12/27/2013		12/28/2012		12/30/2011
	Industry	JGPK	Industry	JGPK	Industry	JGPK	Industry	JGPK	Industry	JGPK
Ratios	Integra (3)	Inc. (1)	Integra (3)	Inc. (1)	Integra (3)	Inc. (1)	Integra (3)	Inc. (1)	Integra (3)	Inc. (1)

I. Liquidity Ratios
Current	0.6	1.1	0.6	1.0	0.6	0.8	0.6	0.7	0.6	0.7
Acid test (Quick)	0.5	1.0	0.5	0.9	0.5	0.7	0.5	0.5	0.5	0.6

II. Profitability Ratios
Pretax earnings to total assets	0.9%	8.1%	0.9%	0.4%	0.9%	8.3%	1.0%	7.1%	1.0%	-7.6%
Pretax earnings to total equity	2.0%	67.3%	2.0%	4.4%	2.1%	66.4%	2.2%	91.8%	2.3%	-447.2%

III. Activity Ratios
Age of receivables	20.5	61.7	20.5	71.0	19.8	45.3	18.8	40.5	18.2	33.3
Total asset turnover	0.6	3.3	0.6	2.8	0.6	3.4	0.6	3.3	0.6	3.8
Sales to working capital	1.7	26.1	1.7	110.1	1.7	-20.2	1.8	-19.4	1.7	-15.0
Age of inventory	5.0	2.6	5.0	0.5	5.0	1.4	4.6	0.9	4.6	1.7
Sales to net fixed assets	5.9	15.2	5.9	12.6	5.7	11.6	5.8	9.8	5.9	48.3

IV. Leverage Ratios
Total debt to equity	1.4	7.3	1.4	9.0	1.4	7.0	1.4	11.9	1.3	57.9
Times interest earned	0.9	9.5	0.9	2.5	0.9	7.0	0.9	3.9	1.0	-0.5

V. Working Capital
Working capital ($000)	43,277	1,559	43,277	257	43,277	(1,820)	41,985	(2,024)	40,347	(2,081)
Working capital to sales	6.24%	3.82%	6.24%	0.91%	6.07%	-4.96%	5.94%	-5.15%	5.84%	-6.66%
Net income to working capital	1.62%	60.94%	1.62%	-87.36%	1.78%	-32.06%	1.88%	-18.42%	2.01%	24.27%
Inventory to working capital	2.48%	26.47%	2.48%	27.95%	2.48%	-8.28%	2.48%	-3.52%	2.48%	-5.79%
Short-term debt to working capital	7.16%	0.00%	7.16%	0.00%	7.33%	0.00%	7.43%	0.00%	7.52%	0.00%
Long-term debt to working capital	10.99%	394.59%	10.99%	2055.25%	11.06%	-146.64%	11.06%	-134.86%	11.06%	0.00%

Sources: (1) August 21, 2015; Historical Years 12/26/2014; 12/27/2013; 12/28/2012; 12/30/2011; 12/31/2010
(3) SIC # 7379, Integra Year 2014.

Jagged Peak, Inc.
August 21, 2015
Comparability Analysis - Guideline Publicly Traded Companies

Size - (In $ Thousands (USD))	Trailing Twelve Months				Growth
	Revenue	EBITDA	EBIT	Assets		Revenue (1yr)	Revenue (5 yr)	EBITDA (1yr)	EBITDA (5 yr)
Perficient Inc.	$456,692.00	$59,133.00	$40,946.00	$433,913.00	Perficient Inc.	22.33%	20.73%	29.97%	35.99%
Rackspace Hosting	1,794,357.00	535,413.00	163,529.00	1,832,600.00	Rackspace Hosting	16.91%	23.13%	20.01%	22.79%
Solera Holdings	1,140,846.00	413,018.00	250,858.00	3,752,630.00	Solera Holdings	15.56%	13.61%	9.57%	8.92%
International Business Machines Corp	92,793,000.00	23,024,000.00	18,532,000.00	112,729,000.00	International Business Machines Corp	-5.67%	-1.82%	-7.87%	-1.17%
eBay Inc.	17,902,000.00	5,004,000.00	3,514,000.00	45,658,000.00	eBay Inc.	11.56%	18.25%	4.88%	15.46%
Oracle Corp.	38,226,000.00	17,150,000.00	14,289,000.00	109,706,000.00	Oracle Corp.	-0.13%	1.78%	-4.14%	2.52%
PFSweb Inc.	247,048	7,809	(3,866)	124,006	PFSweb Inc.	2.3%	-2.6%	41.0%	17.7%

Median	1,794,357.00	535,413.00	250,858.00	3,752,630.00	Median	11.56%	13.61%	9.57%	15.46%
Average	21,794,277.57	6,599,053.29	5,255,209.57	39,176,592.71	Average	8.97%	10.44%	13.35%	14.60%

Jagged Peak, Inc.	$71,039.54	$3,352.67	$2,336.02	$21,673.08	Jagged Peak, Inc.	15.12%	23.50%	140.42%	88.09%

Liquidity					Profitability
	Current	Quick				Gross	EBIT	EBITDA	Net Income
Perficient Inc.	3.00x	2.72x			Perficient Inc.	32.70%	7.73%	11.92%	4.72%
Rackspace Hosting	1.85x	1.64x			Rackspace Hosting	67.55%	9.39%	29.80%	6.32%
Solera Holdings	2.15x	1.89x			Solera Holdings	100.00%	21.99%	36.20%	-8.84%
International Business Machines Corp	1.27x	0.49x			International Business Machines Corp	50.01%	19.67%	24.40%	12.98%
eBay Inc.	1.67x	0.66x			eBay Inc.	67.98%	17.85%	26.07%	13.11%
Oracle Corp.	4.04x	3.86x			Oracle Corp.	80.30%	36.77%	44.19%	24.95%
PFSweb Inc.	1.19x	0.90x			PFSweb Inc.	17.73%	-1.40%	3.35%	-1.78%

Median	1.85x	1.64x			Median	67.55%	17.85%	26.07%	6.32%
Average	2.17x	1.74x			Average	59.47%	16.00%	25.13%	7.35%

Jagged Peak, Inc.	1.13x	0.97x			Jagged Peak, Inc.	20.07%	3.29%	4.72%	1.34%

Turnover (Activity)					Leverage
	Inventory	A/R	Total Asset	Fixed Asset		Debt / Equity	Debt / EBITDA	I / D rate
Perficient Inc.	NA	4.64x	1.08x	57.33x	Perficient Inc.	10.69%	101.47%	-2.40%
Rackspace Hosting	NA	13.07x	1.09x	1.70x	Rackspace Hosting	4.06%	32.69%	-1.09%
Solera Holdings	NA	7.36x	0.32x	12.22x	Solera Holdings	80.95%	600.90%	-5.03%
International Business Machines Corp	20.39x	9.38x	0.73x	8.62x	International Business Machines Corp	26.25%	167.95%	-1.25%
eBay Inc.	NA	25.72x	0.42x	6.89x	eBay Inc.	24.11%	152.32%	0.00%
Oracle Corp.	35.21x	10.84x	0.36x	10.37x	Oracle Corp.	25.38%	245.19%	-2.72%
PFSweb Inc.	19.50x	5.26x	2.07x	9.29x	PFSweb Inc.	6.62%	180.59%	-5.77%

Median	20.39x	9.38x	0.73x	N/A	Median	24.11%	167.95%	-2.40%
Average	25.04x	10.89x	0.87x	N/A	Average	25.44%	211.58%	-2.61%

Jagged Peak, Inc.	137.57x	5.83x	3.28x	15.16x	Jagged Peak, Inc.	259.45%	201.99%	3.88%

Jagged Peak, Inc.
Selected Publicly Traded Company Analysis
August 21, 2015

		Implied Enterprise Value to:
		LTM	Latest FYE	Previous FYE	NTM
Company	Ticker	EBITDA	EBITDA	EBITDA	EBITDA

Perficient Inc.	PRFT	11.3	10.5	13.7	9.4
Rackspace Hosting	RAX	7.9	8.4	10.0	6.5
Solera Holdings	SLH	13.4	13.4	14.7	12.7
International Business Machines Corp	IBM	8.8	8.1	7.4	9.1
eBay Inc.	EBAY	8.2	7.8	8.2	15.5
Oracle Corp.	ORCL	12.3	12.1	11.6	11.8
PFSweb Inc.	PFSW	26.7	29.1	41.0	23.8

Jagged Peak, Inc.
Selected Publicly Traded Company Analysis
August 21, 2015

	Latest FYE TIC / Latest FYE EBITDA		LTM TIC / LTM EBITDA
	Raw	Adjusted	Raw	Adjusted
Perficient Inc.	10.5	8.6	11.3	9.2
Rackspace Hosting	8.4	6.6	7.9	6.3
Solera Holdings	13.4	4.6	13.4	4.6
International Business Machines Corp	8.1	9.8	8.8	10.6
eBay Inc.	7.8	5.6	8.2	5.9
Oracle Corp.	12.1	13.7	12.3	14.0
PFSweb Inc.	29.1	22.4	26.7	20.6

Median	10.5	8.6	11.3	9.2

Jagged Peak, Inc.
August 21, 2015
Publicly Traded Market Multiple Fundamental Adjustment

In $ Thousands (USD)

Guideline Company		Perficient Inc.	Rackspace Hosting	Solera Holdings	International Business Machines Corp	eBay Inc.	Oracle Corp.	PFSweb Inc.
Ticker		PRFT	RAX	SLH	IBM	EBAY	ORCL	PFSW

Market Value of Equity		$561,101	$4,307,452	$3,065,771	$147,287,075	$31,619,790	$165,670,600	$213,099.92

P/E (G)		24.22	38.96	(30.40)	12.25	687.39	16.67	(46.07)

Guideline Cap Rate	1	4.13%	2.57%	-3.29%	8.16%	0.15%	6.00%	-2.17%

CoE (G)	2	20.07%	22.36%	13.54%	10.70%	19.43%	13.27%	28.76%
CoE (S)		21.50%	21.50%	21.50%	21.50%	21.50%	21.50%	21.50%
Risk Difference		1.43%	-0.86%	7.96%	10.80%	2.07%	8.23%	-7.26%

Growth (G)	3	20.00%	22.04%	11.27%	-0.80%	4.90%	3.40%	10.10%
Growth (S)		13.54%	13.54%	13.54%	13.54%	13.54%	13.54%	13.54%
Growth Rate Difference		6.46%	8.50%	-2.27%	-14.34%	-8.64%	-10.14%	-3.44%

Adjusted Small Co. P/E		8.32	9.80	41.63	21.63	(15.57)	24.45	(7.77)

Fundamental Adjustment on P/E (rounded)		66.00%	75.00%	237.00%	-77.00%	102.00%	-47.00%	83.00%

Equity/Invested Capital (@Book)		27.82%	27.82%	27.82%	27.82%	27.82%	27.82%	27.82%

Fundamental Adjustment on EBITDA/EBIT		18.36%	20.87%	65.93%	-21.42%	28.38%	-13.08%	23.09%

Notes
G=Guideline Company
S=Subject Company
CoE=Cost of Equity
1-Inverse of P/E
2-Calculated with the aid of the Butler Pinkerton Model
3- Source (Yahoo Finance Analyst Estimates (Growth))

Jagged Peak, Inc.
August 21, 2015
Selected Publicly Traded Company Analysis

In $ Thousands, except per share (USD)

Valuation Multiple(s) Utilized	EBITDA		Valuation Multiples		Estimated Company Value	Relative Value Weight	Value Per Share

Fully Diluted Shares Outstanding	20,589,856

Invested Capital / LTM EBITDA	$3,353	X	9.2	=	30,883
Less: Debt					(6,772)
Indicated Equity Value					$24,111	50%	$1.17

Invested Capital / Latest FYE EBITDA	$1,395	X	8.6	=	11,958
Less: Debt					(5,906)
Indicated Equity Value					$6,053	0%	$0.29

Invested Capital / NTM EBITDA	$2,762	X	11.1	=	30,532
Less: Debt					(7,483)
Indicated Equity Value					$23,049	50%	$1.12

Jagged Peak, Inc.
August 21, 2015
SGLPTL Analysis - Merged and Acquired Companies

Size - (In $ Thousands (USD))	Trailing Twelve Months				Growth
	Revenue	EBITDA	EBIT	Assets		Revenue (1yr)	Revenue (5 yr)	EBITDA (1yr)	EBITDA (5 yr)
Provides Data Collection and Machine Vision Technologies	$53,551	$8,794	$8,482	$22,668	Provides Data Collection and Machine Vision Technologies	NEI	NEI	NEI	NEI
Provides Information Technology Operations Optimization Services for Government and Private Clients Worldwide	43,645	3,414	3,336	12,226	Provides Information Technology Operations Optimization Services for Government and Private Clients Worldwide	NEI	NEI	NEI	NEI
Operates as a Voice and Data Network Engineering Company	26,375	2,753	2,753	6,227	Operates as a Voice and Data Network Engineering Company	NEI	NEI	NEI	NEI
Mobility Systems Integrator	33,451	1,005	955	7,554	Mobility Systems Integrator	NEI	NEI	NEI	NEI
Tech Co that Implements Information Delivery and Business Analytics Solutions	7,432	398	397	1,283	Tech Co that Implements Information Delivery and Business Analytics Solutions	NEI	NEI	NEI	NEI
Provides IT/Managed Services	14,366	638	560	6,500	Provides IT/Managed Services	NEI	NEI	NEI	NEI
IT Consulting Firm	6,576	580	537	342	IT Consulting Firm	NEI	NEI	NEI	NEI
Machine Vision Inspection for Defect Detection	4,500	1,000	1,000	57	Machine Vision Inspection for Defect Detection	NEI	NEI	NEI	NEI
Information Technology Solutions Company with Hosting Services	1,984	225	146	n/a	Information Technology Solutions Company with Hosting Services	NEI	NEI	NEI	NEI
Information Technology Solutions Company with Hosting Services	1,700	309	122	n/a	Information Technology Solutions Company with Hosting Services	NEI	NEI	NEI	NEI
IT Consulting, Computer Repair, Managed Services, Website Design and SEO	1,520	56	56	n/a	IT Consulting, Computer Repair, Managed Services, Website Design and SEO	NEI	NEI	NEI	NEI
Provides Full-Service IT Management and Builds and Hosts eCommerce Websites	1,699	352	337	170	Provides Full-Service IT Management and Builds and Hosts eCommerce Websites	NEI	NEI	NEI	NEI
IT Consulting Services	2,383	140	134	3,514	IT Consulting Services	NEI	NEI	NEI	NEI

Median	6,576	580	537	4,871	Median
Average	15,322	1,513	1,447	6,054	Average

Subject Company	$71	$3	$2	$22	Subject Company	29.97%	23.50%	-32.26%	88.09%

Liquidity					Profitability
	Current	Quick				Gross	EBIT	EBITDA	Net Income
Provides Data Collection and Machine Vision Technologies	4.44x	2.75x			Provides Data Collection and Machine Vision Technologies	0.00%	0.16%	0.16%	0.15%
Provides Information Technology Operations Optimization Services for Government and Private Clients Worldwide	2.18x	NEI			Provides Information Technology Operations Optimization Services for Government and Private Clients Worldwide	0.00%	0.08%	0.08%	0.07%
Operates as a Voice and Data Network Engineering Company	1.45x	1.45x			Operates as a Voice and Data Network Engineering Company	0.00%	0.10%	0.10%	0.10%
Mobility Systems Integrator	1.50x	1.48x			Mobility Systems Integrator	0.00%	0.03%	0.03%	0.03%
Tech Co that Implements Information Delivery and Business Analytics Solutions	NEI	NEI			Tech Co that Implements Information Delivery and Business Analytics Solutions	0.00%	0.05%	0.05%	0.05%
Provides IT/Managed Services	NEI	NEI			Provides IT/Managed Services	0.00%	0.04%	0.04%	0.04%
IT Consulting Firm	1.82x	1.82x			IT Consulting Firm	0.00%	0.08%	0.09%	0.08%
Machine Vision Inspection for Defect Detection	11.33x	4.67x			Machine Vision Inspection for Defect Detection	0.01%	0.22%	0.22%	0.22%
Information Technology Solutions Company with Hosting Services	NEI	NEI			Information Technology Solutions Company with Hosting Services	0.01%	0.07%	0.11%	0.07%
Information Technology Solutions Company with Hosting Services	NEI	NEI			Information Technology Solutions Company with Hosting Services	0.01%	0.07%	0.18%	0.06%
IT Consulting, Computer Repair, Managed Services, Website Design and SEO	NEI	NEI			IT Consulting, Computer Repair, Managed Services, Website Design and SEO	0.01%	0.04%	0.04%	0.01%
Provides Full-Service IT Management and Builds and Hosts eCommerce Websites	0.19x	0.18x			Provides Full-Service IT Management and Builds and Hosts eCommerce Websites	0.01%	0.20%	0.21%	0.41%
IT Consulting Services	0.58x	0.58x			IT Consulting Services	0.00%	0.06%	0.06%	0.06%

Median	1.66x	1.48x			Median	0.00%	0.07%	0.09%	0.07%
Average	2.94x	1.85x			Average	0.00%	0.09%	0.11%	0.10%

Subject Company	1.13x	0.97x			Subject Company	20.07%	3.29%	0.00%	1.34%

Turnover (Activity)					Leverage
	Inventory	A/R	Total Asset	Fixed Asset		LT Debt / Equity
Provides Data Collection and Machine Vision Technologies	3.70x	6.60x	2.36x	79.98x	Provides Data Collection and Machine Vision Technologies	0.26%
Provides Information Technology Operations Optimization Services for Government and Private Clients Worldwide	N/A	8.07x	3.57x	405.85x	Provides Information Technology Operations Optimization Services for Government and Private Clients Worldwide	0.80%
Operates as a Voice and Data Network Engineering Company	853.45x	5.15x	4.24x	1,646.58x	Operates as a Voice and Data Network Engineering Company	2.25%
Mobility Systems Integrator	479.26x	9.71x	4.43x	491.35x	Mobility Systems Integrator	1.94%
Tech Co that Implements Information Delivery and Business Analytics Solutions	N/A	9.08x	5.79x	NEI	Tech Co that Implements Information Delivery and Business Analytics Solutions	0.11%
Provides IT/Managed Services	204.73x	31.93x	2.21x	17.96x	Provides IT/Managed Services	0.00%
IT Consulting Firm	N/A	31.27x	19.22x	100.31x	IT Consulting Firm	0.70%
Machine Vision Inspection for Defect Detection	72.50x	N/A	78.95x	NEI	Machine Vision Inspection for Defect Detection	0.06%
Information Technology Solutions Company with Hosting Services	N/A	24.80x	NEI	15.87x	Information Technology Solutions Company with Hosting Services	0.00%
Information Technology Solutions Company with Hosting Services	N/A	14.17x	NEI	13.60x	Information Technology Solutions Company with Hosting Services	0.00%
IT Consulting, Computer Repair, Managed Services, Website Design and SEO	8.45x	N/A	NEI	5.07x	IT Consulting, Computer Repair, Managed Services, Website Design and SEO	0.00%
Provides Full-Service IT Management and Builds and Hosts eCommerce Websites	46.87x	N/A	9.99x	138.53x	Provides Full-Service IT Management and Builds and Hosts eCommerce Websites	-1.11%
IT Consulting Services	N/A	4.58x	0.68x	238.30x	IT Consulting Services	0.39%

Median	72.50x	9.40x	4.34x	100.31x	Median	0.11%
Average	238.42x	14.54x	13.14x	286.67x	Average	0.42%

Subject Company	137.57x	5.83x	3.28x	15.16x	Subject Company	2.36

Jagged Peak, Inc.
August 21, 2015
Guideline Merged and Acquired Company Method

In $ Thousands, except per share (USD)

Valuation Multiple	EBITDA		Valuation Multiples		Estimated Company Value	Value Per Share

Subject Shares	20,589,856

Implied Enterprise Value/EBITDA	$3,353	X	7.7	=	25,844
Less: Debt					(6,772)
Indicated Equity Value					$19,072	$0.93

Implied Enterprise Value/EBITDA	$3,353	X	7.5	=	25,145
Less: Debt					(6,772)
Indicated Equity Value					$18,373	$0.89

Implied Enterprise Value/EBITDA	$3,353	X	8.5	=	28,498
Less: Debt					(6,772)
Indicated Equity Value					$21,726	$1.06

Jagged Peak, Inc.
August 21, 2015
Equity Capitalization and Discount Rates

		Build-up
Average Market/Comparable Company Return
"Risk-free" investment rate at valuation date	(1)	2.44%

Equity risk premium	(2)	6.21%

Median comparative company Beta		0.91

Adjusted equity risk premium		5.65%

Average market return		8.09%

Risk premium for size	(3)	5.78%

Average market return-size adjusted		13.87%

Company specific risk	(4)	7.63%

Free Cash Flow Discount Rate		21.50%

Free Cash Flow Discount Rate (Rounded)		22.00%

Selected Cash Flow Discount Rate		22.00%

Average Annual Growth Rate	1.25%

Free Cash Flow Capitalization Rate (for the next year)
= (Free Cash Flow Discount Rate - Average Growth)		20.75%

Sources:	(1) Market yield on U.S. Treasury securities at 20-year constant maturity, .
(2) D&P 2014 Valuation Handbook .
(3) CRSP Decile 10 - Smallest decile.
(4) Based upon analysis of Company specific risk factors.

Jagged Peak, Inc.
August 21, 2015
Capitalization and Discount Rates
Weighted Average Cost of Capital

	Weights (1)	Component Cost	Weighted Average CoC
Common Equity	80.00%	22.00%	17.60%
Preferred Stock (3)	0.00%	9.00%	0.00%
Debt (2)	20.00%	3.20%	0.64%
Total	100.00%		18.24%

Free Cash Flow Discount Rate (Rounded)			18.00%

(1) Weighting of components determined by market based assessment through analysis of Guideline Public Companies
(2) Cost of debt determined by reference to the Company's own cost of debt

Jagged Peak, Inc.
August 21, 2015
Normalized Net Income and Free Cash Flow - Prospective
For the Period Ending

In $ Thousands (USD)	December 25	December 30	December 29	December 28	December 27
	2015	2016	2017	2018	2019

REVENUE	$70,000	$85,000	$100,000	$115,000	$116,438
Annual revenue growth %	-1.5%	21.4%	17.6%	15.0%	1.3%
NET INCOME	$183	$847	$1,756	$2,755	$3,885
Net income % of revenue	0.3%	1.0%	1.8%	2.4%	3.3%

Add non-cash charges:
Depreciation & Amortization	1,284	1,482	1,680	1,878	2,052
Non-cash compensation	-	-	-	-	-
Other	(326)	-	-	-	-

Gross cash flow	1,140	2,328	3,436	4,633	5,937

Add or subtract:
(Increase) decrease in working capital (cash free, debt free)	(1,714)	(499)	(557)	(510)	(247)
(Increase) decrease in a) fixed and	(162)	(210)	(221)	(232)	(243)
b) other non-current assets
Increase (decrease) in Interest-bearing liabilities	2,469	64	(686)	(1,736)	(1,502)

FREE CASH FLOW TO EQUITY	$1,733	$1,683	$1,972	$2,155	$3,945
Annual Free Cash Flow Growth %	0.0%	-2.9%	17.2%	9.3%	83.1%
Free Cash Flow to Revenue	2.5%	2.0%	2.0%	1.9%	3.4%

FREE CASH FLOW TO EQUITY	$1,733	$1,683	$1,972	$2,155	$3,945

Interest expense	297	322	302	246	268
Tax effect	113	122	115	94	102
Tax effected interest	184	199	187	153	166
Add back
Increase (decrease) in Interest-bearing liabilities	(2,469)	(64)	686	1,736	1,502

FREE CASH FLOW TO INVESTED CAPITAL	$(552)	$1,819	$2,845	$4,044	$5,614
Annual Free Cash Flow Growth %	-336.2%	-429.8%	56.4%	42.1%	38.8%

Sources: Forecasts provided by Management.

The prospective financial Information presented in this exhibit is included solely to assist in the development of the value conclusion presented in this report, and should not be used to obtain credit or for any other purpose. These presentations do not include all disclosures required by the guidelines established by the American Institute of Certified Public Accountants for the presentation of prospective financial information. We have not compiled or examined the presentations and express no assurance on them. The actual results may vary from the prospective financial information, and the variations may be material.

Jagged Peak, Inc.
August 21, 2015
Discounted Future Free Cash Flow Method

In $ Thousands, except per share (USD)

Discount rate	18.00%

	December 25	December 30	December 29	December 28	December 27		Value Per
FYE	2015	2016	2017	2018	2019	Terminal	Share

Fully Diluted Shares Outstanding							20,589,856

Free cash flow	$(552)	$1,819	$2,845	$4,044	$5,614
Partial Period	0.3507
Free cash flow applicable to period	$(193)

Adjustment(s ) to Free CF for Items not perpetual:						$5,614
Depreciation and Amortization to equal CapEx						379
2019 Adjusted Free CF						$5,992

Terminal Free Cash Flow [2019 Adjusted Free CF x (1 + 1.25%)]						$6,067

Terminal value at end of year…	5					$36,223

Mid Period Convention	0.175342	0.850685	1.850685	2.850685	3.850685
PV factor	0.971395	0.868662	0.736155	0.623860	0.528695	0.528695

Present value	$(188)	$1,580	$2,094	$2,523	$2,968	$19,151

Present Value of Free Cash Flows						$28,128

Less: Debt						(6,772)

VALUE USING THIS METHOD						$21,356	$1.04